Exhibit 5.1


                              BELL, BOYD & LLOYD LLC

       70 West Madison Street, Suite 3100 o Chicago, Illinois 60602-4207
                        312.372.1121 o Fax 312.827.8000



                                 June 28, 2005



Hecla Mining Company
6500 North Mineral Drive
Suite 200
Coeur d'Alene, Idaho 83815-9408

                              Hecla Mining Company
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as securities counsel to Hecla Mining Company, a Delaware corporation (the "Company"), with respect to rendering this opinion relating to the issuance from time to time in the future of such indeterminate number or amount of (a) debt securities, including senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Registered Debt") which may be convertible into other securities of the Company, (b) common stock, $.25 par value per share (the "Common Shares"), (c) preferred stock, $.25 par value per share (the "Preferred Shares"), (d) warrants ("Warrants") to purchase securities of the Company, and (e) securities as may be issued upon conversion or exchange for any Registered Debt, Preferred Stock, or Warrants (collectively, the "Securities"), which Securities the Company is registering in such number or amount as is authorized and reserved by resolutions of the Board of Directors of the Company, as they may be amended from time to time (but not to exceed an aggregate issuance price of $400,000,000) under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-3, as filed by the Company with the Securities and Exchange Commission (the "Commission") on or about June 30 2005, as amended from time to time (the "Registration Statement").

         For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents: (a) Certificate of Incorporation and all Certificates of Amendment, Certificates of Designation, Certificates of Merger, and Certificates of Ownership of the Company filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the "Certificate of Incorporation"), (b) the bylaws of the Company, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company, (d) a certificate or certificates of the Secretary of State of the State of Delaware, (e) the form of indenture filed with the Registration Statement relating to the Registered Debt ("Indenture"), (f) certificates or letters of the Company and others, including a certification that the Company has reserved or shall reserve such number of authorized and unissued Common Shares and Preferred Shares for issuance pursuant to the

--------------------------------------------------------------------------------
                      c h i c a g o    o    w a s h i n g t o n

676293/D/2

Hecla Mining Company
June 28, 2005
Page 2


Registration Statement sufficient to issue the Securities not yet issued, and
(g) such other documents as we have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

         In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Securities will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Securities have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Securities has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (x) the number of Common Shares issued under the Registration Statement shall be less than the number of authorized shares of common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance; and (xi) the number of Preferred Shares issued under the Registration Statement shall be less than the number of authorized shares of preferred stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance.

         Based upon the foregoing, we are of the opinion that:

         1. When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters; (ii) the terms of the issuance and sale of the Common Shares have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Common Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Common Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Class A common stock, $.25 par value, of the Company; and

676293/D/2

Hecla Mining Company
June 28, 2005
Page 3


         2. When (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preferred Shares and related matters; (ii) the relative rights and preferences of the Preferred Shares, and of their issuance and sale, have been established (and filed with the Secretary of State of the State of Delaware) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Preferred Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Preferred Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of preferred stock, $.25 par value, of the Company.

         3. When (i) the terms of the Registered Debt and of its issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) the Registered Debt has been duly executed and authenticated in accordance with the applicable Indenture (as supplemented from time to time) and issued and sold as contemplated in the Registration Statement, the Registered Debt will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4. When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

         The opinion and other matters in this letter are qualified in their entirety by, and subject to the following:

                  i. We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term "Included Laws" means the Laws of the State of Delaware that are, in our experience, normally

676293/D/2

Hecla Mining Company
June 28, 2005
Page 4


         applicable to the matters covered by our opinion, including the General Corporation Law of the State of Delaware, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction.

                  ii. The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

                  iii. This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a "Person"), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Without our prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

                                        Very truly yours,

                                        /s/ Bell, Boyd & Lloyd LLC
















676293/D/2